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                             FINANCIAL INTERMEDIARY
                             DISTRIBUTION AGREEMENT

         Financial Intermediary Distribution Agreement (the "Agreement") made as of this 1st day of January, 2001 by and between DELAWARE DISTRIBUTORS, L.P. ("DDLP"), Delaware limited partnership, and LINCOLN FINANCIAL DISTRIBUTORS, INC. ("LFD"), a Connecticut corporation.

                                   WITNESSETH

                  WHEREAS, DDLP serves as the distributor of a number of investment companies (individually a "Fund" and, collectively, the "Funds") registered under the Investment Company Act of 1940, as amended (the "1940 Act"), pursuant to distribution agreements between each Fund and DDLP; and

                  WHEREAS, pursuant to the aforementioned distribution agreements, each Fund has engaged DDLP to promote the distribution of its shares and, in connection therewith and as agent for the Fund and not as principal, to advertise, promote, offer and sell the Fund's shares to the public; and

                  WHEREAS, DDLP desires to enter into an agreement with LFD pursuant to which LFD shall promote the sale of the Funds' shares through broker/dealers, financial advisers and other financial intermediaries (collectively "Financial Intermediaries").

                  NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. DDLP hereby engages LFD to promote the sale of shares of each Fund and each investment portfolio thereof listed in Appendix A hereto (as revised from time to time) through Financial Intermediaries.

2. LFD agrees to use its best efforts to promote the sale of the Funds' shares designated by DDLP to retail investors through Financial Intermediaries wherever their sale is legal, in such places and in such manner, not inconsistent with the law and the provisions of this Agreement and the Funds' Registration Statements under the Securities Act of 1933, including the Prospectuses and Statements of Additional Information contained therein.

3. LFD represents and warrants that it is, and shall remain at all times during the effectiveness of this Agreement, a broker/dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and qualified under applicable state securities laws in each jurisdiction in which LFD may be required to be qualified to act as a broker/dealer in securities, and a member in good standing of the



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         National Association of Securities Dealers, Inc. (the "NASD"). DDLP
         represents and warrants that it is, and shall remain at all times during the effectiveness of this Agreement, a broker/dealer registered under the Exchange Act and qualified under applicable state securities laws in each jurisdiction in which DDLP may be required to be qualified to act as a broker/dealer in securities, and a member in good standing of the NASD.

4.       DDLP will provide LFD with:
         (a) copies of the current Prospectuses and Statements of Additional Information for each Fund, including all supplements thereto;
         (b) copies of each Fund's periodic reports to shareholders as soon as reasonably practicable after DDLP receives such reports from the Fund;
         (c)  marketing materials and advertising relating to the Funds;
         (d) Fund-related materials prepared by DDLP and designated for internal use only (subject to the terms and conditions established from time to time by DDLP); and
         (e) prompt notice of the issuance by the Securities and Exchange Commission (the "SEC") of any stop order suspending the effectiveness of the Registration Statement of any Fund, or the initiation of any proceedings for that purpose.

5. LFD agrees to submit to DDLP, prior to its use, the form of any sales literature and advertisements relating to the Funds prepared by LFD and proposed to be generally disseminated by or for LFD, all sales literature and advertisements relating to the Funds prepared by LFD and proposed to be used by LFD, and all sales literature and advertisements prepared by or for LFD for such dissemination or for use by others in connection with the sale of the Funds' shares. LFD also agrees that LFD will submit such sales literature and advertisements to the NASD, SEC or other regulatory agency as from time to time may be appropriate, considering practices then current in the industry. LFD agrees not to use or to permit others to use such sales literature or advertisements without the prior written consent of DDLP if any regulatory agency expresses objection thereto or if DDLP delivers to LFD a written objection thereto. Notwithstanding the provisions of this Paragraph 5, both parties acknowledge that DDLP shall be primarily responsible for preparing marketing materials and advertising relating to the Funds.

6. The responsibility of LFD hereunder shall be limited to the promotion of sales of the Funds' shares through Financial Intermediaries. LFD is not empowered to approve orders for sales of the Funds' shares or to accept payment for such orders. Sales of a Fund's shares shall be deemed to be made when and where accepted by the Fund's transfer agent on behalf of the Fund.

7. In consideration for the services provided by LFD under this Agreement, DDLP shall pay LFD the compensation set forth below:

         (a) Sale of shares of Funds other than Delaware Group Premium Fund ("Premium Fund").

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             (1)  With respect to each sale of non-money market Fund shares through Financial Intermediaries on or after the date of this Agreement, a non-recurring fee equal to:

                  (A) .45% of the net asset value of such shares to the extent that the aggregate value of such shares sold during a calendar year, when combined with the aggregate value of Premium Fund shares sold during such calendar year through the products LFD wholesales and the aggregate value of wrap separate account sales generated by LFD during such calendar year, is $3.75 billion or less; or

                  (B) .50% of the net asset value of such shares to the extent that the aggregate value of such shares sold during a calendar year, when combined with the aggregate value of Premium Fund shares sold during such calendar year through the products LFD wholesales and the aggregate value of wrap separate account sales generated by LFD during such calendar year, is more than $3.75 billion but less than $4.5 billion; or

                  (C) .55% of the net asset value of such shares to the extent that the aggregate value of such shares sold during a calendar year, when combined with the aggregate value of Premium Fund shares sold during such calendar year through the products LFD wholesales and the aggregate value of wrap separate account sales generated by LFD during such calendar year, is more than $4.5 billion.

        (2) In addition to the non-recurring fee set forth in Section 7(a)(1), a fee at the annual rate of .04% of the average daily net assets of Fund shares (including money market Fund shares) outstanding and beneficially owned by shareholders through Financial Intermediaries, including those Fund shares sold before the date of this Agreement.

        (3) The fees payable by DDLP to LFD under this Section 7(a) shall be calculated and paid monthly.

                  (b) Sale of Premium Fund shares through Allmerica Variable
                      Products.

        (1) With respect to each sale of Premium Fund shares on or after the date of this Agreement through variable annuity and variable life insurance products for which Allmerica Investments, Inc. ("Allmerica") is the principal underwriter ("Allmerica Variable Products"), a non-recurring fee equal to the entire distribution allowance received by DDLP from Allmerica with respect to such sale.

        (2) The fees payable by DDLP to LFD under this Section 7(b) shall be calculated and paid monthly.

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8.       With respect to the apportionment of costs between DDLP and LFD associated with activities with which both are concerned, the following will apply:

         (a) DDLP will pay the costs incurred in printing and mailing copies of Fund Prospectuses and shareholder reports to prospective investors;
         (b) DDLP will pay the costs of any additional copies of Fund financial and other reports and other Fund literature supplied to DDLP by the Fund for sales promotion purposes;
         (c) DDLP will bear the expense of its advertising and promotional activities and materials that relate exclusively to the Funds;
         (d) LFD will bear the expense of its advertising and promotional activities and materials, including value-added sales promotions, that do not relate directly to the Funds; and
         (e) DDLP and LFD will jointly bear the expense of advertising and promotional activities and materials relating both to the Funds and to the other products distributed by LFD, the apportionment of such expenses to be agreed upon by DDLP and LFD from time to time.

9. Both DDLP and LFD may engage in other business, provided such other business does not interfere with the performance by DDLP and LFD of their respective obligations under this Agreement.

10. DDLP agrees to indemnify, defend and hold LFD harmless from and against any and all losses, damages, or liabilities to which LFD may become subject by reason of DDLP's willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement. LFD agrees to indemnify, defend and hold DDLP harmless from and against any and all losses, damages, or liabilities to which DDLP may become subject by reason of LFD's willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement.

11. Copies of financial reports, Registration Statements and Prospectuses, as well as demands, notices, requests, consents, waivers, and other communications in writing which it may be necessary or desirable for either party to deliver or furnish to the other will be duly delivered or furnished, if delivered to such party at One Commerce Square, Philadelphia, Pennsylvania 19103, or at such other address as DDLP or LFD may designate in writing and furnish to the other.

12. This Agreement shall not be assigned, as that term is defined in the 1940 Act, by LFD and shall terminate automatically in the event of its attempted assignment by LFD. This Agreement will automatically terminate with respect to a Fund upon the termination of the distribution agreement between DDLP and the Fund. This Agreement will automatically terminate with respect to all Funds in the event that LFD ceases to be a broker/dealer registered under the Exchange Act or a member in good standing of the NASD. Except as specifically provided in the indemnification provision contained in Paragraph 10 herein, this Agreement and all conditions and provisions hereof are for the sole and exclusive benefit of the parties hereto and their legal successors and no express or implied provision of this Agreement is intended or shall be construed to give any person other than the parties hereto and their legal successors any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained.

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13.      (a) This Agreement shall remain in force with respect to a Fund for a period of two years from the date hereof and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Board of Directors/Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Fund and only if the terms and the renewal thereof have been approved by the vote of a majority of the Directors/Trustees of the Fund who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.
         (b) LFD may terminate this Agreement at any time by giving DDLP written notice of its intention to terminate the Agreement at the expiration of three months from the date of delivery of such written notice of intention to DDLP.
         (c) DDLP may terminate this Agreement at any time upon prior written notice to LFD of its intention to so terminate at the expiration of three months from the date of the delivery of such written notice to LFD.
         (d) The Board of Directors/Trustees of a Fund may terminate this Agreement with respect to the Fund at any time upon prior written notice to DDLP and/or LFD of its intention to so terminate at the expiration of three months from the date of delivery of such written notice to DDLP and/or LFD.

14. The validity, interpretation and construction of this Agreement, and of each part hereof, will be governed by the laws of the Commonwealth of Pennsylvania.

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15.      In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of the Agreement, which shall continue to be in force.

DELAWARE DISTRIBUTORS, L.P.

By:      DELAWARE DISTRIBUTORS, INC.,
         General Partner

By:      /s/ David K. Downes
         ---------------------------
Name:    David K. Downes
Title:   Executive Vice President



LINCOLN FINANCIAL DISTRIBUTORS, INC.

By:      /s/ David M. Kittredge
         ---------------------------
Name:    David M. Kittredge
Title:   Vice President

                                   APPENDIX A


Delaware Group Adviser Funds
     Delaware New Pacific Fund
     Delaware Overseas Equity Fund
     Delaware U.S. Growth Fund

Delaware Group Cash Reserve
     Delaware Cash Reserve Fund

Delaware Group Equity Funds I
     Delaware Balanced Fund
     Delaware Devon Fund

Delaware Group Equity Funds II
     Delaware Blue Chip Fund
     Delaware Decatur Equity Income Fund
     Delaware Diversified Value Fund
     Delaware Growth and Income Fund
     Delaware Social Awareness Fund

Delaware Group Equity Funds III
     Delaware American Services Fund
     Delaware Large Cap Growth Fund
     Delaware Research Fund
     Delaware Technology and Innovation Fund
     Delaware Trend Fund

Delaware Group Equity Funds IV
     Delaware Diversified Growth Fund
     Delaware Growth Opportunities Fund

Delaware Group Equity Funds V
     Delaware Mid-Cap Value Fund
     Delaware Retirement Income Fund
     Delaware Small Cap Contrarian Fund
     Delaware Small Cap Value Fund

Delaware Group Foundation Funds
     Delaware Balanced Portfolio
     Delaware Growth Portfolio
     Delaware Income Portfolio
     Delaware S&P 500 Index Fund
     The Asset Allocation Portfolio

Delaware Group Limited-Term Government Funds
     Delaware Limited-Term Government Fund

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

 Delaware Group Global & International Funds
     Delaware Emerging Markets Fund
     Delaware Global Bond Fund
     Delaware Global Equity Fund
     Delaware International Equity Fund
     Delaware International Small Cap Fund

Delaware Group Government Fund
     Delaware American Government Bond Fund

Delaware Group Income Funds
     Delaware Corporate Bond Fund
     Delaware Delchester Fund
     Delaware Extended Duration Bond Fund
     Delaware High-Yield Opportunities Fund
     Delaware Strategic Income Fund

Delaware Group Premium Fund
     Balanced Series
     Capital Reserves Series
     Cash Reserve Series
     Convertible Securities Series
     Devon Series
     Emerging Markets Series
     Global Bond Series
     Growth and Income Series
     Growth Opportunities Series
     High Yield Series
     International Equity Series
     REIT Series
     Select Growth Series
     Small Cap Value Series
     Social Awareness Series
     Strategic Income Series
     Technology and Innovation Series
     Trend Series
     U.S. Growth Series

Delaware Group State Tax-Free Income Trust
     Delaware Tax-Free New Jersey Fund
     Delaware Tax-Free Pennsylvania Fund

Delaware Group Tax-Free Fund
     Delaware Tax-Free Insured Fund
     Delaware Tax-Free USA Fund
     Delaware Tax-Free USA Intermediate Fund

Delaware Group Tax-Free Money Fund
     Delaware Tax-Free Money Fund

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Delaware Pooled Trust
     Real Estate Investment Trust Portfolio

Voyageur Funds
    Delaware U.S. Government Securities Fund

Voyageur Insured Funds
     Delaware Minnesota Insured Fund
     Delaware Tax-Free Arizona Insured Fund

Voyageur Intermediate Tax Free Funds
    Delaware Tax-Free Minnesota Intermediate Fund

Voyageur Investment Trust
    Delaware Tax-Free California Insured Fund
    Delaware Tax-Free Florida Fund
    Delaware Tax-Free Florida Insured Fund
    Delaware Tax-Free Kansas Fund
    Delaware Tax-Free Missouri Insured Fund
    Delaware Tax-Free New Mexico Fund
    Delaware Tax-Free Oregon Insured Fund

Voyageur Mutual Funds
     Delaware Minnesota High-Yield Municipal Bond Fund
     Delaware Montana Municipal Bond Fund
     Delaware National High-Yield Municipal Bond Fund
     Delaware Tax-Free Arizona Fund
     Delaware Tax-Free California Fund
     Delaware Tax-Free Iowa Fund
     Delaware Tax-Free Idaho Fund
     Delaware Tax-Free New York
     Fund Delaware Tax-Free Wisconsin Fund

Voyageur Mutual Funds II
     Delaware Tax-Free Colorado Fund

Voyageur Mutual Funds III
     Delaware Growth Stock Fund
     Delaware Select Growth Fund
     Delaware Tax-Efficient Equity Fund

Voyageur Tax Free Funds
     Delaware Tax-Free Minnesota Fund
     Delaware Tax-Free North Dakota Fund




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